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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2002

                            ALLFIRST FINANCIAL INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

         1-7273                                                   52-0981378
(Commission File Number)                  (I.R.S. Employer Identification No.)

      25 S. Charles Street
     Baltimore, Maryland                                    21201
    (Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code:(410) 244-4000

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

     On February 6, 2002, Allfirst Financial Inc.'s parent, Allied Irish Banks, p.l.c. ("AIB"), announced that it was undertaking a full, independent investigation into suspected fraudulent foreign exchange trading activities at Allfirst's Baltimore headquarters. On February 20, 2002, Allfirst announced that it will record a pre-tax loss of $691 million ($449 million after-tax) as a result of those suspected activities.

     AIB appointed Eugene A. Ludwig, a former Comptroller of the Currency of the United States, to conduct the investigation. The law firm of Wachtell, Lipton, Rosen and Katz also participated in the investigation. A copy of the report of the investigation is attached hereto as Exhibit 99.2. A copy of the related March 14, 2002 press release by AIB is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     99.1     Press Release dated March 14, 2002

     99.2 Report of Promontory Financial Group and Wachtell, Lipton, Rosen and Katz to the Boards of Allied Irish Banks, p.l.c., Allfirst Financial Inc. and Allfirst Bank, dated March 12, 2002

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ALLFIRST FINANCIAL INC.

Date: March 15, 2002                        By:  MAURICE J. CROWLEY
                                                 -----------------------
                                                 Maurice J. Crowley
                                                 Executive Vice President
                                                 and Chief Financial
                                                 Officer